PITNEY, HARDIN, KIPP & SZUCH
                                    (MAIL TO)
                                  P.O. BOX 1945
                        MORRISTOWN, NEW JERSEY 07962-1945
                                     ------
                                  (DELIVERY TO)
                      200 CAMPUS DRIVE 26 EAST 64TH STREET
                       FLORHAM PARK, NEW JERSEY 07932-0950
                                 (201) 966-6300
                            FACSIMILE (201) 966-1550



                                                           May 7, 1997


United National Bancorp
UNB Capital Trust I
1130 Route 22
P.O. Box 6000
Bridgewater, New Jersey 08807-0010

Ladies and Gentlemen:

                  As special tax counsel to UNB Capital Trust I (the "Trust") and United National Bancorp. in connection with the issuance of $20,000,000 aggregate liquidation amount of Series B Capital Securities of the Trust, assuming (i) the holder of the Common Securities of each Trust will have "substantial assets" (other than the Common Securities) within the meaning of Treasury Regulations Section 301.7701-2(d)(2) and (ii) the operative documents for the Series B Capital Securities described in the Prospectus constituting a part of the Registration Statement on Form S-4 (the "Registration Statement"), to which this opinion is filed as an exhibit, will be performed in accordance with the terms described therein, we hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Consequences" in the Registration Statement, subject to the limitations set forth therein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the headings
"Certain United States Federal Income Tax Consequences" in the Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,



                                              /S/ PITNEY, HARDIN, KIPP & SZUCH